                                                                EXHIBIT 4(a)(iv)


================================================================================


                                CREDIT AGREEMENT

                                   Dated as of

                                  June 2, 2000

                                      Among

                                   ONEIDA LTD.


                            The Lenders Party Hereto

                                       and

                            THE CHASE MANHATTAN BANK,
                            as Administrative Agent,

                        BANC OF AMERICA SECURITIES, LLC,
                              as Syndication Agent,

                              FLEET NATIONAL BANK,
                             as Documentation Agent,

                                 HSBC BANK, USA,
                            as Senior Managing Agent


                           ---------------------------

                             CHASE SECURITIES INC.,
                                   as Arranger


================================================================================

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
                                                 ARTICLE I

                                                Definitions

SECTION 1.01.               Defined Terms.........................................................       1
SECTION 1.02.               Classification of Loans and Borrowings................................      11
SECTION 1.03.               Terms Generally ......................................................      12
SECTION 1.04.               Accounting Terms; GAAP................................................      12

                                                 ARTICLE II

                                                The Credits

SECTION 2.01.               Commitments...........................................................      12
SECTION 2.02.               Loans and Borrowings..................................................      12
SECTION 2.03.               Requests for Revolving Borrowings.....................................      13
SECTION 2.04.               Swingline Loans.......................................................      13
SECTION 2.05.               Funding of Borrowings.................................................      14
SECTION 2.06.               Interest Elections....................................................      14
SECTION 2.07.               Termination and Reduction of Commitments..............................      15
SECTION 2.08.               Repayment of Loans; Evidence of Debt..................................      16
SECTION 2.09.               Prepayment of Loans...................................................      17
SECTION 2.10.               Fees..................................................................      17
SECTION 2.11.               Interest..............................................................      18
SECTION 2.12.               Alternate Rate of Interest............................................      18
SECTION 2.13.               Increased Costs.......................................................      19
SECTION 2.14.               Break Funding Payments................................................      19
SECTION 2.15.               Taxes.................................................................      20
SECTION 2.16.               Payments Generally; Pro Rata Treatment; Sharing of Set-offs...........      20
SECTION 2.17                Mitigation Obligations; Replacement of Lenders........................      21
SECTION 2.18.               Increase in Commitments...............................................      22

                                                ARTICLE III

                                       Representations and Warranties

SECTION 3.01.               Organization; Powers..................................................      23
SECTION 3.02.               Authorization; Enforceability.........................................      23
SECTION 3.03.               Governmental Approvals; No Conflicts..................................      23
SECTION 3.04.               Financial Condition; No Material Adverse Change.......................      23
SECTION 3.05.               Properties............................................................      24
SECTION 3.06.               Litigation and Environmental Matters..................................      24
SECTION 3.07.               Compliance with Laws and Agreements...................................      24
SECTION 3.08.               Investment and Holding Company Status.................................      24
SECTION 3.09.               Taxes.................................................................      24
SECTION 3.10.               ERISA.................................................................      25
SECTION 3.11.               Disclosure............................................................      25
SECTION 3.12.               Liens.................................................................      25
SECTION 3.13.               Subsidiaries..........................................................      25
SECTION 3.14.               No Default............................................................      25



                                                 ARTICLE IV

                                                 Conditions

SECTION 4.01.               Effective Date........................................................      25
SECTION 4.02.               Each Borrowing........................................................      26

                                                 ARTICLE V

                                           Affirmative Covenants

SECTION 5.01.               Financial Statements and Other Information............................      27
SECTION 5.02.               Notices of Material Events............................................      28
SECTION 5.03.               Existence; Conduct of Business........................................      28
SECTION 5.04                Payment of Obligations................................................      28
SECTION 5.05.               Maintenance of Properties; Insurance..................................      28
SECTION 5.06.               Books and Records; Inspection Rights..................................      28
SECTION 5.07.               Compliance with Laws..................................................      28
SECTION 5.08.               Use of Proceeds ......................................................      29
SECTION 5.09                Subsidiary Guarantees.................................................      29

                                                 ARTICLE VI

                                             Negative Covenants

SECTION 6.01.               Indebtedness..........................................................      29
SECTION 6.02.               Liens.................................................................      30
SECTION 6.03.               Fundamental Changes...................................................      30
SECTION 6.04.               Investments, Loans, Advances, Guarantees and Acquisitions.............      31
SECTION 6.05.               Hedging Agreements....................................................      31
SECTION 6.06.               Transactions with Affiliates..........................................      31
SECTION 6.07.               Restrictive Agreements ...............................................      31
SECTION 6.08.               Fiscal Year and Accounting Policies...................................      32
SECTION 6.09.               Subordinated Debt.....................................................      32
SECTION 6.10                Negative Pledges......................................................      32
SECTION 6.11                Financial Covenants...................................................      32
SECTION 6.12                Letters of Credit.....................................................      32

                                                ARTICLE VII

                                             Events of Default

SECTION 7.01                Events of Default   ..................................................      32

                                                ARTICLE VIII

                                            Administrative Agent

SECTION 8.01                The Administrative Agent..............................................      34



                                                 ARTICLE IX

                                               Miscellaneous

SECTION 9.01.               Notices...............................................................      35
SECTION 9.02.               Waivers; Amendments...................................................      36
SECTION 9.03.               Expenses; Indemnity; Damage Waiver....................................      37
SECTION 9.04.               Successors and Assigns................................................      37
SECTION 9.05.               Survival..............................................................      39
SECTION 9.06.               Counterparts; Integration;  Effectiveness.............................      39
SECTION 9.07.               Severability..........................................................      39
SECTION 9.08.               Right of Setoff.......................................................      39
SECTION 9.09.               Governing Law; Jurisdiction; Consent
                              to Service of Process...............................................      40
SECTION 9.10.               Waiver of Jury Trial..................................................      40
SECTION 9.11.               Headings..............................................................      40
SECTION 9.12.               Confidentiality.......................................................      40



EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Opinion of Counsel for the Borrower
Exhibit C -- Form of Subsidiary Guarantee
Exhibit D -- Form of Subordination Agreement
Exhibit E -- Form of Sharing Agreement


SCHEDULES:

Schedule 2.01 -- Lenders' Commitments
Schedule 3.06 -- Disclosed Matters
Schedule 3.12 -- Existing Liens
Schedule 3.13 -- Subsidiaries
Schedule 4.01 -- Terminated Credit Facilities
Schedule 6.01 -- Existing Indebtedness
Schedule 6.07 -- Restrictive Agreements

                  CREDIT AGREEMENT dated as of June 2, 2000 among ONEIDA LTD., the LENDERS party hereto and THE CHASE MANHATTAN BANK, as Administrative Agent.

                  The parties hereto agree as follows:

                                    ARTICLE I
                                   Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agreement" means this Credit Agreement dated as of June 2, 2000 among Borrower, Administrative Agent and the Lenders.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the Prime Rate in effect on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate shall be effective from and including the effective date of such change in the Prime Rate.

                  "Applicable Margin" means for any day, with respect to any Loans, the Applicable Margin (expressed in terms of basis points (bps)) as determined according to the applicable level ("Level") as indicated by the following grid, with such Level to be determined on the basis of the Consolidated Leverage Ratio of Borrower and its consolidated Subsidiaries as of the last day of each Fiscal Quarter of the Borrower as reflected on the financial statements for such Fiscal Quarter delivered by the Borrower pursuant to Section 5.01(b):

         ----------------------------------------------------------------------------------------------------------
                                     Level 1      Level 2      Level 3      Level 4      Level 5      Level 6
         ----------------------------------------------------------------------------------------------------------
         Consolidated Leverage        <=2.0         <=2.25      <=2.5       <=2.75       <=3.00       >3.00
         Ratio
         --------------------------- ------------ ------------ ------------ ------------ ------------ -------------

         Eurodollar Margin (bps)      100.0          125.0      150.0        175.0        200.0       250.0

         ----------------------------------------------------------------------------------------------------------

         ABR Margin (bps)               0.0            0.0       25.0         50.0         75.0       125.0

         ----------------------------------------------------------------------------------------------------------

provided that (i) during the period from the Closing Date through and including the date on which Borrower delivers the financial statements under Section 5.01(b) for the Fiscal Quarter ending July 29, 2000, the Applicable Margin shall be based on Level 2, and (ii) if the Borrower shall have failed to deliver the financial statements required by Section 5.01(b) when due (without giving effect to any grace period or notice requirement) or there shall have occurred an Event of Default which has not been waived in the manner provided in Section 9.02 hereof, the Applicable Margin shall immediately be adjusted to Level 6 until such time delivery of such financial statements shall have been made or the Event of Default shall have been cured or waived, as the case may be. Each change in the Applicable Margin shall be effective on the first Business Day following delivery of the most recent financial statements pursuant to Section 5.01(b) subject to the proviso set forth in the preceding sentence.

                  "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Augmenting Lender" has the meaning set forth in Section 2.18 hereof.

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means Oneida Ltd., a New York corporation.

                  "Borrowing" means (a) Revolving Loan of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

                  "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Business Combination" means a reorganization, merger, consolidation or other transaction involving a combination of Borrower with another Person accomplished in any manner.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Change in Control" means a change in control of the Borrower of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Borrower is then subject to such reporting requirement; provided however, that, anything in this Agreement to the contrary notwithstanding, a Change in Control shall be deemed to have occurred if:

                  (a) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Borrower representing 20% or more of the combined voting power of the Borrower's then outstanding securities entitled to vote in the election of directors of the Borrower'

                  (b) during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constituted the Borrower's Board of Directors and any new directors, whose election by the Board or nomination for election by the Borrower's stockholders was approved by a vote of at least three-fourths of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof;

                  (c) there occurs a Business Combination with respect to which the stockholders of the Borrower immediately prior to such transaction do not immediately after such transaction, own directly or indirectly more than 50% of the combined voting power of the Borrower or other Person resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the voting securities of the Borrower;

                  (d) all or substantially all of the assets of the Borrower are sold, liquidated or distributed; or

                  (e) there occurs a transaction that constitutes a change in the (i) ownership of the Borrower, (ii) effective Control of the Borrower or (iii) effective ownership of a substantial portion of the assets of the Borrower, as determined pursuant to Code Section 280G and the regulations promulgated thereunder.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

                  "Closing Date" means June 2, 2000.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04. The initial amount of each Lender's Commitment is set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $275,000,000.

                  "Commitment Increase" has the meaning set forth in Section
2.18 hereof.

                  "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, (c) depreciation and amortization expense, and (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, all as determined on a consolidated basis; provided that (y) in determining Consolidated EBITDA of Borrower and its consolidated Subsidiaries for any period that includes the Fiscal Quarter ending October 30, 1999, there shall also be added to Consolidated Net Income the sum of $8,500,000, representing pre-tax extraordinary and non-recurring charges incurred in such quarter, and (z) for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period, the Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (i) have been previously provided to the Administrative Agent and the Lenders and (ii) either (A) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (B) have been found acceptable by the Administrative Agent.

                  "Consolidated Interest Coverage Ratio" means, as at the last day of any period of four consecutive Fiscal Quarters, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense" means, for any period, total interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, as determined in accordance with GAAP.

                  "Consolidated Leverage Ratio" means, as at the last day of any period of four consecutive Fiscal Quarters, the ratio of (a) Consolidated Total Debt on such date to (b) Consolidated EBITDA for such period.

                  "Consolidated Net Income" means, for any period, the gross revenues of the Borrower and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis in accordance with GAAP after eliminating earnings or losses attributable to outstanding minority interests, but excluding in any event:

                           (a) (i) any gains or losses on the sale or other disposition of investments and (ii) any gains or losses on the sale or other disposition of plant, property and equipment which gains or losses exceed, in the aggregate, $100,000 during any Fiscal Year and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

                           (b) the proceeds of any life insurance policy;

                           (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary, except to the extent permitted to be included in Consolidated EBITDA pursuant to clause (z) of the definition of Consolidated EBITDA set forth above;

                           (d) net earnings and losses of any Person (other than a Subsidiary), substantially all the assets of which have been acquired in any manner by the Borrower or any Subsidiary, realized by such Person prior to the date of such acquisition, except to the extent permitted to be included in Consolidated EBITDA pursuant to clause (z) of the definition of Consolidated EBITDA set forth above;

                           (e) net earnings and losses of any Person (other than a Subsidiary) with which the Borrower or a Subsidiary shall have consolidated or which shall have merged into or with the Borrower or a Subsidiary prior to the date of such consolidation or merger, except to the extent permitted to be included in Consolidated EBITDA pursuant to clause (z) of the definition of Consolidated EBITDA set forth above;

                           (f) net earnings of any Person (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Borrower or such Subsidiary in the form of cash distributions or readily marketable securities;

                           (g) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Borrower or any other Subsidiary.

                           (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

                           (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

                           (j) any gain arising from the acquisition of any securities of the Borrower or any Subsidiary;

                           (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such fiscal period or during the period consisting of the four consecutive Fiscal Quarters immediately following the end of such fiscal period; and

                           (l) any other extraordinary or non-recurring income or gain.

                  "Consolidated Net Worth" means, at any date, all amounts which would, in accordance with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders' equity at such date.

                  "Consolidated Total Debt" means, at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Disclosed Matters" means the actions, suits, proceedings, title defects and other matters disclosed in Schedule 3.06.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  "Executive Officer" means the Chief Executive Officer, General Counsel or any Financial Officer of Borrower.

                  "Excluded Taxes" means, with respect to the Administrative Agent or any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender pursuant to laws or regulations in effect at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means the chief financial officer, senior vice president -- finance, principal accounting officer, treasurer or controller of the Borrower.

                  "Fiscal Quarter" or "Fiscal Year" means the fiscal quarter or fiscal year of Borrower.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantor" means each Person executing and delivering a Subsidiary Guarantee pursuant to this Agreement.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Increase Effective Date" has the meaning set forth in Section
2.18 hereof.

                  "Increasing Lender" has the meaning set forth in Section 2.18 hereof.

                  "Indebtedness" of any Person means, without duplication, (a) all items of borrowed money (including, without limitation, Capital Lease Obligations and the deferred purchase price of property or services other than current accounts payable arising in the ordinary course of business), which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date at which Indebtedness is to be determined, (b) all Guarantees, letters of credit and endorsements (other than of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business), in each case to support Indebtedness of other Persons, and (c) all items of borrowed money secured by any mortgage, pledge or Lien existing on property owned by such Person whether or not the borrowed money secured thereby shall have been assumed by such Person.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Information Memorandum" means the Confidential Information Memorandum dated April 2000 relating to the Borrower and the Transactions and delivered to the Lenders.

                  "Initial Loans" has the meaning set forth in Section 2.18 hereof.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.06.

                  "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

                  "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is two weeks or one, two, three or six months thereafter, as the Borrower may elect.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.

                  "Material Domestic Subsidiary" means any Subsidiary of the Borrower which is incorporated in any state or other jurisdiction of the United States of America and whose assets, as of the end of the most recent Fiscal Quarter, account for 5% or more of the total assets of the Borrower and its Subsidiaries, taken as a whole, determined in accordance with GAAP.

                  "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Maturity Date" means May 31, 2003, unless extended in accordance with Section 2.07(a).

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Non-Increasing Lender" has the meaning set forth in Section
2.18 hereof.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01; and

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
(c) above.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City, regardless of whether such rate is the lowest rate actually charged by such Bank on commercial borrowings; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Register" has the meaning set forth in Section 9.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its Swingline Exposure at such time.

                  "Revolving Loan" means a Loan made pursuant to Section 2.03.

                  "S&P" means Standard & Poor's.

                  "Sharing Agreement" means the Sharing Agreement among the Administrative Agent, the Lenders and the holders of certain other indebtedness of Borrower and its Subsidiaries substantially in the form of Exhibit E, as the same may be amended, supplemented, or otherwise modified from time to time.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subsequent Borrowings" has the meaning set forth in Section
2.18 hereof.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Borrower.

                  "Subsidiary Guarantee" means the Subsidiary Guarantee Agreement executed and delivered by each Material Domestic Subsidiary substantially in the form of Exhibit C, as the same may be amended, supplemented, restricted or otherwise modified from time to time.

                  "Subordination Agreement" means the Subsidiary Subordination Agreement executed and delivered by each Material Domestic Subsidiary substantially in the form of Exhibit D, as the same may be amended, supplemented, or otherwise modified from time to time.

                  "Subordinated Debt" means all Indebtedness of Borrower or its Subsidiaries subordinated in right of payment to Indebtedness arising under this Agreement by written terms or agreement in form and substance satisfactory to the Lenders.

                  "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

                  "Swingline Lender" means The Chase Manhattan Bank, in its capacity as lender of Swingline Loans hereunder.

                  "Swingline Loan" means a Loan made pursuant to Section 2.04.

                  "Tableware Business" means the business of (a) designing, manufacturing, licensing, importing, selling, marketing, distributing or otherwise dealing in tableware, kitchenware, and giftware, including but not limited to, dinnerware, flatware, hollowware, giftware, glassware, crystal, stemware, cutlery, cookware, table linens, kitchen, table or bar utensils and gadgets, and minor kitchen appliances and equipment, and (b) licensing Borrower's name for use on toys.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Transactions" means (a) the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans and the use of the proceeds thereof, and (b) the execution, delivery and performance by each Guarantor of a Subsidiary Guarantee.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by

Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II
                                   The Credits

                  SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

                  SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder.

                  (b) Each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. Each Swingline Loan shall be in an amount that is an integral multiple of $1,000 and not less than $250,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Revolving Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Loan, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) the aggregate amount of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
                  Day;

                  (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $10,000,000 or (ii) the total Revolving Credit Exposures exceeding the total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

                  (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

                  (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.09 with respect to Loans made by such Lender (and Section
2.09 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

                  SECTION 2.05. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower (absent payment of interest by such Lender), the interest rate applicable to ABR Loans, provided that Borrower receives notice of the Lender's failure to make its share of the applicable Borrowing within three Business Days thereafter. If such Lender ultimately pays its share of the applicable Borrowing to the Administrative Agent, then the amount paid shall constitute such Lender's Loan included in such Borrowing, and Borrower shall pay interest thereon at the rate determined in accordance with Section 2.06.

                  SECTION 2.06. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings which may not be converted or continued.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.07. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date; provided, however, that the Borrower may, by written request to the Administrative Agent not less than 45 days prior to the Maturity Date then in effect (such Maturity Date hereinafter referred to as the "extension date"), request that such Maturity Date be extended for no more than two successive one-year periods. Within 45 days following receipt of such request, the Administrative Agent will advise the Borrower in writing whether the Required Lenders agree to or deny such extension, provided that if the Administrative Agent shall fail to so advise the Borrower, the Required Lenders will be deemed to have denied such request. If the Required Lenders shall agree thereto, such extension shall become effective as of such extension date only as to those Lenders who have agreed to the extension request. The extension shall not apply to any Lender who has denied the extension request and the Commitment of any such Lender shall terminate (and all Loans and other amounts owed such Lender shall be paid) on the Maturity Date without giving effect to the extension request. Each extension approved by the Required Lenders will become effective only upon satisfaction of the following conditions as of such date, in form and substance satisfactory to the Administrative Agent, unless expressly waived by the Administrative Agent: (a) no Default shall have occurred and be continuing;
(b) the representations and warranties made by the Borrower in Article III hereof shall be true on and as of such date with the same force and effect as if made on and as of such date; and (c) the Borrower shall have furnished to the Administrative Agent such corporate documents and/or opinions of counsel with respect to such extension, as the Administrative Agent may reasonably request. Each extension request by the Borrower under this Section 2.07(a) shall constitute a certification by the Borrower to the effect set forth in clauses
(a) and (b) of the preceding sentence (both as of the date of such notice and, unless the Borrower otherwise notifies the Administrative Agent prior to the relevant extension date, as of such date).

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the Revolving Credit Exposures would exceed the total Commitments.

                  (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

                  SECTION 2.08. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, and (ii) the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding, except for amounts which do not satisfy the minimum borrowing amounts for Revolving Borrowings set forth in Section 2.02.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.09. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

                  (b) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

                  SECTION 2.10. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, on the daily average unused amount of the Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates, provided that for purposes of calculating commitment fees the unused amount of a Commitment shall be determined without regard to the principal amount of any outstanding Swingline Loans. The rate at which commitment fees shall accrue are to be determined according to the applicable level ("Level") as indicated in the following grid, with such Level to be determined on the basis of the Consolidated Leverage Ratio of Borrower and its consolidated Subsidiaries as of the last day of each Fiscal Quarter of the Borrower as reflected on the financial statements for such Fiscal Quarter delivered by the Borrower pursuant to Sections 5.01(b):

       ---------------------------------------------------------------------------------------------------------------
                                   Level 1       Level 2      Level 3     Level 4       Level 5        Level 6
       ---------------------------------------------------------------------------------------------------------------
       Consolidated Leverage       <=2.0         <=2.25       <=2.5       <=2.75        <=3.0          >3.0
       Ratio
       ---------------------------------------------------------------------------------------------------------------
       Commitment Fee (bps)         35.0          37.5         40.0        45.0          50.0          50.0
       ---------------------------------------------------------------------------------------------------------------

provided that (i) during the period from the Closing Date through and including the date on which Borrower delivers the financial statements under Section 5.01(b) for the Fiscal Quarter ending July 29, 2000, commitment fees shall accrue at the rate set forth in Level 2, and (ii) if the Borrower shall have failed to deliver the financial statements required by Section 5.01(b) when due (without giving effect to any grace period or notice requirement) or there shall have occurred an Event of Default which has not been waived in the manner provided in Section 9.02 hereof, the rate at which commitment fees shall accrue shall immediately be adjusted to the rate set forth in Level 6 until such time delivery of such financial statements shall have been made or the Event of Default shall have been cured or waived, as the case may be. Each change in commitment fees shall be effective on the first Business Day following delivery of the most recent financial statements pursuant to Section 5.01(b) subject to the proviso set forth in the preceding sentence.

                  (b) Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to the Administrative Agent additional fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees and upfront fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.11. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

                  (c) Swingline Loans shall bear interest at the Alternate Base Rate plus the Applicable Margin or at such other rate as may be offered, if any, by the Swingline Lender in response to a Borrowing Request for a Swingline Loan.

                  (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and shall be deemed to request conversion to an ABR Borrowing, and
(ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.

                  SECTION 2.13. Increased Costs. (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender of participating in, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate (in the case of a Eurodollar Loan) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.15. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

                  SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Payment may be made (without limitation) by wire transfer or by written authorization by Borrower to the Administrative Agent to deduct the payment from a deposit account maintained by Borrower with the Administrative Agent containing immediately available funds equal to or in excess of the amount to be paid. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(b) or 2.16(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.17. Mitigation Obligations; Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment, provided that Borrower has been apprised of such costs and expenses prior to such designation or assignment by the Lender.

                  (b) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                  SECTION 2.18. Increase in Commitments. (a) The Borrower may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request that the total Commitments be increased by an amount not less than $5,000,000 for any such increase; provided that after giving effect to any such increase the sum of the total Commitments shall not exceed $285,000,000 minus any amount by which the Commitments shall have been reduced pursuant to Section 2.07. Such notice shall set forth the amount of the requested increase in the total Commitments and the date on which such increase is requested to become effective (which shall be not less than 10 Business Days or more than 60 days after the date of such notice), and shall offer each Lender the opportunity to increase its Commitment by its Applicable Percentage of the proposed increased amount. Each Lender shall, by notice to the Borrower and the Administrative Agent given not more than 10 days after the date of the Borrower's notice, either agree to increase its Commitment by all or a portion of the offered amount (each Lender so agreeing being an "Increasing Lender") or decline to increase its Commitment (and any Lender that does not deliver such a notice within such period of 10 days shall be deemed to have declined to increase its Commitment) (each Lender so declining or deemed to have declined being a "Non-Increasing Lender"). In the event that, on the 10th day after the Borrower shall have delivered a notice pursuant to the first sentence of this paragraph, the Lenders shall have agreed pursuant to the preceding sentence to increase their Commitments by an aggregate amount less than the increase in the total Commitments requested by the Borrower, the Borrower may, by written notice to the Administrative Agent, request the Administrative Agent to arrange for one or more banks or other financial institutions (any such bank or other financial institution referred to in this clause being called an "Augmenting Lender"), which may include any Lender, to extend Commitments or increase their existing Commitments in an aggregate amount equal to the unsubscribed amount; provided that each Augmenting Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and the Borrower, and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence its Commitment and/or its status as a Lender hereunder. Any increase in the total Commitments may be made in an amount which is less than the increase requested by the Borrower if the Borrower is unable to arrange for, or chooses not to arrange for, Augmenting Lenders.

                  (b) On the effective date (the "Increase Effective Date") of any increase in the total Commitments pursuant to this Section 2.18 (the "Commitment Increase"), (i) the aggregate principal amount of the loans outstanding (the "Initial Loans") immediately prior to giving effect to the Commitment Increase on the Increase Effective Date shall be deemed to be paid,
(ii) each Increasing Lender and each Augmenting Lender that shall have been a Lender prior to the Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the difference between (A) the product of (1) such Lender's Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings (as hereinafter defined) and (B) the product of (1) such Lender's Applicable Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of the Initial Loans, (iii) each Augmenting Lender that shall not have been a Lender prior to the Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the product of (1) such Augmenting Lender's Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings, and (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Non-Increasing Lender the portion of such funds that is equal to the difference between (A) the product of (1) such Non-Increasing Lender's Applicable Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of the Initial Loans, and (B) the product of (1) such Non-Increasing Lender's

Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings, (v) after the effectiveness of the Commitment Increase, the Borrower shall be deemed to have made new Borrowings (the "Subsequent Borrowings") in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans and of the types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03, (vi) each Non-Increasing Lender, each Increasing Lender and each Augmenting Lender shall be deemed to hold its Applicable Percentage of each Subsequent Borrowing (each calculated after giving effect to the Commitment Increase) and (vii) the Borrower shall pay each Increasing Lender and each Non-Increasing Lender any and all accrued but unpaid interest on the Initial Loans. The deemed payments made pursuant to clause (i) above in respect of each Eurodollar Loan shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.14 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto and breakage costs result.

                  (c) Increases and new Commitments created pursuant to this
Section 2.18 shall become effective on the date specified in the notice delivered by the Borrower pursuant to the first sentence of paragraph (a) above.

                  (d) Notwithstanding the foregoing, no increase in the total Commitments (or in the Commitment of any Lender) or addition of a New Lender shall become effective under this Section unless, (i) on the date of such increase, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, and (ii) the Administrative Agent shall have received (with sufficient copies for each of the Lenders) documents consistent with those delivered on the Effective Date under clauses (b) and (c) of Section 4.01 as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase.

                                   ARTICLE III
                         Representations and Warranties

                  The Borrower represents and warrants to the Lenders that:

                  SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own or lease its assets and carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrower's and each Guarantor's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. Each of this Agreement and each Subsidiary Guarantee has been duly executed and delivered by the Borrower and each Guarantor (as the case may be), and constitutes a legal, valid and binding obligation of the Borrower and each Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                  SECTION 3.04. Financial Condition; No Material Adverse Change.
(a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the Fiscal Year ended January 29, 2000, reported on by PriceWaterhouseCoopers LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

                  (b) Since January 29, 2000, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, and no sale, transfer or other disposition of a material part of the assets or business of Borrower or any Subsidiary.

                  SECTION 3.05. Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for Disclosed Matters and minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability, (iv) knows of any basis for any Environmental Liability, or (v) is subject to any decree, consent order or other administrative order arising under any Environmental Law. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no real estate currently or formerly owned or leased by the Borrower or any of its Subsidiaries contains, is subject to, affected by, or contaminated with, Hazardous Materials, except Hazardous Materials used, stored and transported in accordance with Environmental Laws.

                  (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. To the actual knowledge of the Executive Officers of the Borrower, neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 3.12. Liens. None of the assets or properties of the Borrower or any of its Subsidiaries is subject to any Lien other than Permitted Encumbrances, and Liens existing as the date hereof and disclosed on Schedule 3.12.

                  SECTION 3.13. Subsidiaries. The Persons listed on Schedule
3.13 constitute all the Subsidiaries of the Borrower. Such Schedule identifies the state or country of organization of each such Subsidiary and the percentage ownership of such Subsidiary directly or indirectly owned by the Borrower, the number of authorized and outstanding shares of capital stock, and whether such Subsidiary constitutes a Material Domestic Subsidiary. Except as set forth on
Schedule 3.13, there are no pre-emptive rights with respect to the capital stock of such Subsidiaries and no options, warrants or other rights to acquire the capital stock of any such Subsidiary, and no securities convertible into such capital stock.

                  SECTION 3.14. No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Indebtedness or indenture, agreement or other instrument to which such Person is a party or by which it or any of its property is bound in any respect which could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE IV
                                   Conditions

                  SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Nixon Peabody, LLP, special counsel for the Borrower and Guarantors, substantially in the form of Exhibit B, and covering such other matters relating to the Borrower, the Guarantors, this Agreement, the Subsidiary Guarantees or the Transactions as the Required Lenders may reasonably request.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and each Guarantor, the authorization of the Transactions, the incumbency of the officers executing any documents on behalf of Borrower or any Guarantor, and any other legal matters relating to the Borrower and each Guarantor, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

                  (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                  (f) The Administrative Agent shall have received a Subsidiary Guarantee and a Subordination Agreement executed by each Material Domestic Subsidiary.

                  (g) The Administrative Agent shall have received from the Borrower and each Guarantor evidence that there has been no material adverse change, or any development involving a perspective material adverse change, in the business, operations, properties, assets, liabilities, performance or condition (financial or otherwise) or prospects of the Borrower and each Guarantor.

                  (h) The Administrative Agent shall have received evidence satisfactory to it that the credit facilities described on Schedule
         4.01 have been irrevocably canceled and all principal, interest, premiums, fees and other amounts payable in respect thereof have been paid in full (which payment may occur as a result of a Borrowing under this Agreement).

                  (i) The Administrative Agent shall have received a counterpart of the Sharing Agreement duly executed by each of the parties thereto.

         The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on June 9, 2000 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 4.02. Each Borrowing. The obligation of each Lender to make a Loan on the occasion of any Borrowing, is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing.

                  (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

                  (c) The timely receipt of a Borrowing Request as required under this Agreement.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                    ARTICLE V
                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01. Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

                  (a) within 90 days after the end of each Fiscal Year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by PriceWaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each Fiscal Quarter of the Borrower (including the fourth Fiscal Quarter), its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) on or before the commencement of each Fiscal Year of the Borrower, a copy of the budget of the Borrower and its Subsidiaries for such Fiscal Year;

                  (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with
         Section 6.11 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (e) concurrently with any deliver of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials
         (i) filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange as the case may be, or (ii) delivered by the Borrower to its stockholders or to holders of its Indebtedness (or any trustee, agent, or other representative therefor);

                  (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

                  SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following promptly after the same becomes known to an Executive Officer:

                  (a)  the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

                  (d) receipt of any claim made by a Person, including any Governmental Authority, asserting that the Borrower or any Subsidiary is in violation of any Environmental Law, or the occurrence of any event which could give rise to an Environmental Liability, in each case if the effect thereof could reasonably be expected to result in a Material Adverse Effect; and

                  (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

                  SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                  SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and during normal business hours, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, subject to the provisions of Section 9.12 hereof.

                  SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including, without limitation, all Environmental Laws) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used only for general corporate purposes of the Borrower and its subsidiaries in the ordinary course of business, including refinancing of existing debt and permitted acquisitions. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

                  SECTION 5.09. Subsidiary Guarantees. The Borrower shall cause each Subsidiary which becomes a Material Domestic Subsidiary after the Closing Date (whether by creation, acquisition, expansion or otherwise) to promptly execute and deliver to the Administrative Agent a Subsidiary Guarantee and such other documents and certificates as may be reasonably requested by the Administrative Agent to establish the organization and good standing of such Material Domestic Subsidiary and the due authorization and execution of the Subsidiary Guarantee.

                                   ARTICLE VI
                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except Indebtedness of the following nature which is otherwise permitted under Section 6.11 hereof:

                  (a)  Indebtedness created hereunder;

                  (b) Indebtedness existing on the date hereof and set forth in
         Schedule 6.01 (which Schedule shall not include any of the Indebtedness reflected on Schedule 4.01), and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

                  (c) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

                  (d) Guarantees by the Borrower of Indebtedness permitted under this Agreement of any Subsidiary and by any Subsidiary of Indebtedness permitted under this Agreement of the Borrower or any other Subsidiary;

                  (e) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (ii) the amount of such Indebtedness does not exceed the cost of such acquisition, construction or improvement, and (iii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $25,000,000 at any time outstanding;

                  (f) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the principal amount of such Indebtedness, when added to other Indebtedness of Borrower and its Subsidiaries, does not violate subparagraphs (e) or
         (i) of this Section;

                  (g)  unsecured Indebtedness of the Borrower; and

                  (h) unsecured Indebtedness of the Borrower's Subsidiaries which does not exceed, in the aggregate, $25,000,000 outstanding at any time, exclusive of unsecured Indebtedness of Subsidiaries listed on
         Schedule 6.01.

                  SECTION 6.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a)  Permitted Encumbrances;

                  (b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 3.12; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary , as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of
         Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and
         (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary; and

                  SECTION 6.03. Fundamental Changes. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions), or engage in a sale/leaseback transaction with respect to, any substantial part of its assets, any trade receivables (other than an assignment in connection with the collection thereof in the ordinary course of business), or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary/Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary/Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary, (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and the assets of such Subsidiary are distributed to Borrower in liquidation or dissolution, provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04, and
(v) Borrower and its Subsidiaries may sell, transfer, or otherwise dispose of (in one transaction or a series of transactions), or engage in a sale/leaseback transaction with respect to, assets if the consideration received is in cash or cash equivalents at least equal to the fair market value of such assets and the aggregate consideration received does not exceed $15,000,000 for all such sales, transfers, or dispositions.

                  (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than the Tableware Business.

                  SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except Borrower and its Subsidiaries may engage in transactions of the following nature so long as no Default or Event of Default exists or would be created as a result thereof:

                  (a)  Permitted Investments;

                  (b) investments by the Borrower existing on the date hereof in the capital stock of its Subsidiaries and in Schott Zwiesel Glaswerke, AG;

                  (c) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary;

                  (d) Guarantees constituting Indebtedness permitted by Section 6.01;

                  (e) repurchases or redemptions of the capital stock of Borrower permitted by applicable law;

                  (f) purchases or acquisitions of (whether by merger, consolidation, purchase, share exchange or otherwise), or investments in, the assets or capital stock of another Person, provided that (i) prior to any such purchase, acquisition or investment, the Administrative Agent shall have received a certificate from a Financial Officer of Borrower setting forth calculations which demonstrate that, on a pro forma basis, after giving effect to the proposed purchase, acquisition or investment, the Borrower is in compliance with Section 6.11 hereof as of the end of the most recent Fiscal Quarter, and certifying that no other Default or Event of Default exists or would be created as a result thereof, (ii) the Person purchased or acquired or in which an investment is made is engaged solely in the Tableware Business, and
(iii) if, after giving effect to the proposed purchase, acquisition or investment on a pro forma basis, the Consolidated Leverage Ratio of Borrower and its Subsidiaries equals or exceeds 2.5 to 1.0, the aggregate consideration paid by Borrower or any Subsidiary in connection with the purchase of assets from, acquisitions of the capital stock of, or investment in, any single Person (whether in a single transaction or in a series of transactions) shall not exceed $85,000,000.

                  SECTION 6.05. Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities; provided that the maximum aggregate amount (after giving effect to any netting agreements) that the Borrower and its Subsidiaries would be required to pay under all such Hedging Agreements if such Hedging Agreements were terminated at any time shall not exceed $5,000,000.

                  SECTION 6.06. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, or
(b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate.

                  SECTION 6.07. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.07 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), and (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

                  SECTION 6.08. Fiscal Year and Accounting Policies. The Borrower shall not make any change in its Fiscal Year or change its accounting policies or practices from those in effect on the Closing Date, except to the extent such change is required by GAAP.

                  SECTION 6.09. Subordinated Debt. The Borrower shall not, and will not permit any of its Subsidiaries to, modify the terms of any Subordinated Debt or to pay any principal of, interest on, or other amount in respect of, Subordinated Debt other than scheduled payments of principal and interest on Subordinated Debt if and to the extent permitted under the terms of a written subordination agreement executed and delivered by the subordinated creditor containing terms acceptable to the Administrative Agent.

                  SECTION 6.10. Negative Pledges. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any agreement which prohibits or limits the ability of Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except operating leases, purchase money Liens or Capital Lease Obligations permitted by this Agreement containing such a prohibition or limitation solely as to the assets financed thereby.

                  SECTION 6.11. Financial Covenants. The Borrower shall not:

                  (a) for a period of four consecutive Fiscal Quarters ending with its most recent Fiscal Quarter, permit the Consolidated Interest Coverage Ratio of the Borrower and its Subsidiaries to be less than 3.0 to 1.0;

                  (b) permit the Consolidated Leverage Ratio of the Borrower and its Subsidiaries to be greater than (i) 3.0 to 1.0 as of the last day of the Fiscal Quarter ending April 29, 2000 (provided that solely for the purpose of determining compliance herewith on a pro forma basis under Section 6.04(f), the Consolidated Leverage Ratio for the Fiscal Quarter ending April 29, 2000 shall not exceed 3.25 to 1.0), (ii) 3.25 to 1.0 as of the last day of the Fiscal Quarters ending July 29, 2000 and October 28, 2000, and (iii) 3.0 to 1.0 as of the last day of each succeeding Fiscal Quarter; and

                  (c) as of the last day of any Fiscal Quarter, permit Consolidated Net Worth of the Borrower and its consolidated Subsidiaries to be less than the sum of (i) $125,000,000, plus (ii) 50% of the Consolidated Net Income of Borrower and its Consolidated Subsidiaries (which for the purposes of this covenant shall not be reduced by losses) for the Fiscal Year ending January 27, 2001 and for each Fiscal Year thereafter.

                  SECTION 6.12. Letters of Credit. The Borrower will not, and will not permit any Subsidiary to, become an account party in respect of, or otherwise incur obligations under, any letters of credit except obligations in respect of (i) trade letters of credit in an amount not to exceed $20,000,000 in the aggregate and (ii) standby letters of credit in an amount not to exceed $20,000,000 in the aggregate.

                                   ARTICLE VII
                                Events of Default

                  SECTION 7.01. Events of Default. If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
         (a) of this Section) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower's existence) or 5.08 or in Article VI;

                  (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                  (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, within three Business Days of the date the same shall become due and payable;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $1,500,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

                  (m)  a Change in Control shall occur; or

                  (n) any Subsidiary Guarantee shall cease, for any reason (except as expressly provided in such Guarantee), to be in full force and effect or any Guarantor shall so assert;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII
                              Administrative Agent

                  SECTION 8.01. The Administrative Agent. (a) Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  (b) The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  (c) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  (d) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  (e) The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  (f) Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  (g) Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX
                                  Miscellaneous

                  SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at Oneida Ltd., 163-181 Kenwood Avenue, Oneida, New York 13241, Attention of Edward W. Thoma, Senior Vice President - Finance (Telecopy No. (315) 361-3700), with a copy to Oneida Ltd., Legal Department, 163-181 Kenwood Avenue, Oneida, New York 13421, Attention: Catherine H. Suttmeier, General Counsel (Telecopy No.
         (315) 361-3700);

                  (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of May Fong (Telecopy No.
         (212) 552-5650), with a copy to The Chase Manhattan Bank, Bridgewater Place, 500 Plum Street, Syracuse, New York 13204 Attention of Joseph Oddo (Telecopy No. (315) 424-1898);

                  (c) if to the Swingline Lender, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of May Fong (Telecopy No. (212) 552-5650), with a copy to The Chase Manhattan Bank, Bridgewater Place, 500 Plum Street, Syracuse, New York 13204 Attention of Joseph Oddo (Telecopy No. (315) 424-1898); and

                  (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release any Guarantor from its obligations under a Subsidiary Guarantee without the written consent of each Lender, or (vi) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Swingline Lender hereunder without the prior written consent of the Administrative Agent or the Swingline Lender, as the case may be. Notwithstanding the foregoing, the consent of the Required Lenders shall not be required in connection with any amendment the sole effect of which is to increase the aggregate Commitments in accordance with Section 2.18, provided that any such amendment shall be approved as provided in Section 2.18.

                  SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

                  (b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Swingline Lender in its capacity as such.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable not later than five days after written demand therefor.

                  SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment to an Affiliate of a Lender which does not subject Borrower to a claim by the Affiliate for compensation under Section 2.13 or Section 2.15 hereof, the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its Swingline Exposure, the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 to be paid by the assignor or assignee, and (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Any consent of the Borrower otherwise required under this paragraph (A) shall not be required if an Event of Default has occurred and is continuing and (B) shall not be deemed to be unreasonably withheld if Borrower has determined in its reasonable discretion that the proposed assignment would result in one Lender having an unreasonably high percentage of the total Commitments or would leave the assigning Lender with an unreasonably small percentage of the total Commitments. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and
Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this

Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender shall give Borrower notice of the amount of any set-off under this Section within a reasonable period of time after the exercise thereof. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the State and Federal courts located in the State of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in any jurisdiction in which it may lawfully do so, provided that no such action or proceeding may be commenced in a court located outside the United States except an action or proceeding to enforce a judgment rendered by a court in the United States in the courts of another jurisdiction.

                  (c) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors who need to know such Information (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the prior written consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source not known by the Administrative Agent or Lender to be under an obligation of confidentiality with respect thereto. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.


                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                            ONEIDA LTD.


                            By: /s/ EDWARD W. THOMA
                                -----------------------------------------------
                                Name:  Edward W. Thoma
                                Title:  Corporate Senior Vice President, Finance


                            THE CHASE MANHATTAN BANK, individually and as Administrative Agent


                            By: /s/ JOSEPH H. ODDO, JR.
                                -----------------------------------------------
                                Name:  Joseph H. Oddo, Jr.
                                Title:  Vice President


                            BANK OF AMERICA, N.A., individually as Syndicated Agent


                            By: /s/ LISA B. CHOI
                                -----------------------------------------------
                                Name: Lisa B. Choi
                                Title: Vice President


                            FLEET NATIONAL BANK, individually and as Documentation Agent


                            By:  /s/ DAVID A. KAVNEY
                                -----------------------------------------------
                                Name: David A. Kavney
                                Title: Vice President


                            HSBC BANK, USA, individually and as Senior Managing Agent



                            By: /s/ JOHN R. PENNISI
                                -----------------------------------------------
                                Name: John R. Pennisi
                                Title: Vice President


                            MANUFACTURERS AND TRADERS TRUST
                            COMPANY

                            By: /s/ DANA C. LOUCKS
                                -----------------------------------------------
                                Name: Dana C. Loucks
                                Title: Banking Officer

                            THE BANK OF NOVA SCOTIA


                            By: /s/ TODD S. MELLER
                                -----------------------------------------------
                                Name: Todd S. Meller
                                Title Managing Director


                            EUROPEAN AMERICAN BANK


                            By: /s/ MARK SAEGER
                                -----------------------------------------------
                                Name: Mark Saeger
                                Title: Vice President


                            BANCA NAZIONALE DEL LAVORO


                            By: /s/ GIULIO GIOVINE
                                -----------------------------------------------
                                Name: Gulio Giovine
                                Title: Vice President


                            By: /s/ LEONARDO VALENTINI
                                -----------------------------------------------
                                Name: Leonardo Valentini
                                Title: First Vice President

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the Credit Agreement dated as of June 2, 2000 (as amended and in effect on the date hereof, the "Credit Agreement"), among Oneida Ltd., the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

                  The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Swingline Loans held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

                  This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.15(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

                  This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):


===========================================================================================================
                                                                        Percentage Assigned of
                                                                        Facility/Commitment (set forth,
                                                                        to at least 8 decimals, as a
                                        Principal Amount Assigned       percentage of the Facility and
                                                                        the aggregate Commitments of all
                                                                        Lenders thereunder)


Facility
-----------------------------------------------------------------------------------------------------------
Commitment Assigned:                    $                                                               %
-----------------------------------------------------------------------------------------------------------
Revolving Loans:
-----------------------------------------------------------------------------------------------------------

===========================================================================================================

The terms set forth above and on the reverse side hereof are hereby agreed to:

                         [Name of Assignor], as Assignor


                         By:_______________________________________
                                     Name:
                                     Title:


                         [Name of Assignee], as Assignee


                         By: _______________________________________
                                     Name:
                                     Title:


The undersigned hereby consent to the within assignment:


Oneida Ltd.                                 The Chase Manhattan Bank,
                                            as Administrative Agent,


By: ______________________________          By: ________________________________
         Name:                                          Name:
         Title:                                         Title:


The Chase Manhattan Bank, as
as Swingline Lender,


By: ______________________________
         Name:
         Title:

                                                                       EXHIBIT B

                   FORM OF OPINION OF COUNSEL FOR THE BORROWER

                                                                  June ___, 2000

To the Lenders and the Administrative
  Agent Referred to Below
c/o The Chase Manhattan Bank, as
  Administrative Agent
270 Park Avenue
New York, New York 10017

Dear Sirs:

                  We have acted as special counsel for Oneida Ltd., a New York corporation ("Borrower"), in connection with the Credit Agreement dated as of June ____, 2000 (the "Credit Agreement"), among Borrower, the banks and other financial institutions identified therein as Lenders, and The Chase Manhattan Bank, as Administrative Agent ("Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meanings.

                  We also have acted as special counsel to Buffalo China, Inc., Encore Promotions, Inc. and THC Systems Inc. (individually, "Guarantor," and collectively, "Guarantors") in connection with the negotiation, execution and delivery of a Subsidiary Guarantee granted by each Guarantor and a Subordination Agreement entered into by Guarantors and Borrower with the Administrative Agent (the Credit Agreement, the Subsidiary Guarantees and the Subordination Agreement being hereinafter collectively referred to as the "Financing Documents").

                  We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

                  Upon the basis of the foregoing, we are of the opinion that:

         1. Borrower and each Guarantor (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and (b) has all requisite power and authority to carry on its business as now conducted, to own or lease its assets, and to make, deliver and perform its obligations under the Financing Documents to which it is a party.

         2. The Transactions are within the corporate powers of Borrower and each Guarantor and have been duly authorized by all necessary corporate and, if required, stockholder action. Each of the Financing Documents has been duly executed and delivered by Borrower and each Guarantor (as the case may be) and constitutes a legal, valid and binding obligation of Borrower and each Guarantor.

         3. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) to our knowledge, will not violate or result in a default under any indenture, agreement or other instrument binding upon Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of Borrower or any of its Subsidiaries.

         4. To our knowledge, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or threatened against or affecting Borrower or any of its Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (other than the Disclosed Matters) or (b) that involve any of the Financing Documents or the Transactions.

         5. Neither Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         The foregoing legal opinions are subject to the following qualifications and are based on the following further assumptions:

         (a) The enforceability of any rights and remedies provided in any Financing Document against Borrower or any Guarantor is subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting generally the enforcement of creditors' rights; (ii) equitable limitations (regardless of whether considered in a proceeding in equity or at law); and (iii) public policy limitations relating to principles of good faith and fair dealing.

         (b) We express no opinion with respect to (i) the enforceability of any provisions in the Financing Documents relating to delay or omission of enforcement of rights or remedies, or waivers of defenses, or waivers of benefits of appraisement, valuation, stay, extension, moratorium, redemption, statutes of limitation, or other nonwaivable benefits bestowed by operation of law, (ii) the lawfulness or enforceability of any exculpation clauses, clauses relating to releases of unmatured claims, clauses purporting to waive unmatured rights, severability clauses, and clauses similar in substance or nature to the foregoing clauses in the Financing Documents, (iii) the validity or enforceability of any provision of any of the Financing Documents which might be construed as a waiver of counterclaims; (iv) any right to collect any payment due to the extent that such payment constitutes a penalty or forfeiture; or (v) any provision which purports to require indemnification for wrongful or negligent acts of the person to be indemnified or to provide a waiver of causes of action arising in the future for wrongful or negligent acts of any person.

         (c) We have assumed, without any investigation, with respect to each party thereto other than Borrower and Guarantors: (i) the full capacity, power and authority of such party to execute, deliver and perform the Documents,
(ii) the due execution and delivery of the Financing Documents by such party, and (iii) the legality, validity and binding effect of the Financing Documents as against such party.

         (d) We have assumed, without any investigation, the genuineness of all signatures, the legal capacity of natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents submitted to us as certified, photostatic or telestatic copies, and the authenticity and completeness of originals of such copies.

         (e) We observe that provisions of the Financing Documents which permit the Administrative Agent or the Lenders to take action or make determinations, or to benefit from indemnities and similar undertakings of Borrower or Guarantors, may be subject to a requirement that such action be taken or such determinations be made, and that any action or inaction by the Lenders or the Administrative Agent which may give rise to a request for payment under such an undertaking be taken or not taken, on a reasonable basis in good faith.

         (f) Whenever our opinion is limited "to our knowledge," we are referring to the actual knowledge of our attorneys which have been substantially involved in the examination of the Financing Documents and we have, as to factual matters, in rendering such opinion, relied exclusively on our review of the Financing Documents and the representations and warranties of Borrower and Guarantors contained therein. Such a limited opinion signifies only that during the course of our representation of Borrower and Guarantors, no information has come to our attention which would give us actual knowledge of the existence or absence of such facts without any independent investigation by us which would determine the existence or absence of such facts. No inference as to our knowledge of the existence or absence of such facts shall be drawn from our representation of Borrower and Guarantors. You are advised that our engagement by Borrower has been limited to specific matters; consequently, there exist matters of a legal nature involving Borrower about which we have not advised or represented Borrower and of which we have no knowledge.

         (g) We are members of the bar of the State of New York and do not hold ourselves out as being expert in and, therefore, express no opinion as to the laws of, any jurisdiction other than the State of New York and the general federal law of the United States of America. This opinion is issued to the Lenders and the Administrative Agent as of the date hereof and is necessarily limited to the laws now in effect. This opinion is intended for use by the Lenders and the Administrative Agent in connection with the Transactions and does not extend to any other purpose and may not be relied upon by any other Person (other than successors and assigns of the Lenders and the Administrative Agent and Persons who acquire participations in the Loans) and no portion hereof may be quoted or in any other way published or communicated without the express written consent of the undersigned. No opinion may be inferred or implied beyond the matters expressly stated herein and our opinions expressed herein must be read in conjunction with the assumptions, limitations, exceptions, and qualifications set forth in this letter.

                                       Very truly yours,

                                                                       EXHIBIT C

                         SUBSIDIARY GUARANTEE AGREEMENT

                  This Subsidiary Guarantee Agreement, dated as of June 2, 2000, is executed by BUFFALO CHINA, INC, ENCORE PROMOTIONS, INC., and THC SYSTEMS INC., each a New York corporation (individually, a "Guarantor" and, collectively, the "Guarantors"), for the benefit of the Persons that now are or at any time hereinafter become party as a Lender to the Credit Agreement referred to below (the "Lenders"), THE CHASE MANHATTAN BANK, as Administrative Agent under the Credit Agreement (in such capacity the "Administrative Agent"), and all other present and future holders of any of the Guaranteed Obligations described herein (all such Persons, collectively, including the Lenders and the Administrative Agent, referred to as the "Beneficiaries").

                                    RECITALS

                  A. Guarantor is a wholly owned subsidiary of Oneida Ltd., a New York corporation (the "Borrower"). Borrower has requested that credit be extended to the Borrower on terms and conditions set forth in the Credit Agreement referred to below.

                  B. To induce the Lenders and Administrative Agent to enter into the Credit Agreement and the other Loan Documents, and in consideration thereof and of any and all credit at any time extended thereunder, Guarantor has offered to enter into this Subsidiary Guarantee Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees for the benefit of each of the Beneficiaries as follows:

                  1. Definitions.

                  1.1 The following capitalized terms shall have the meanings set forth below for purposes of this Agreement:

                  "Credit Agreement" means the Credit Agreement dated as of the date hereof between Borrower, the Lenders and the Administrative Agent, as the same may hereafter be amended, modified, extended or restated from time to time.

                  "Discharge of the Guaranteed Obligations" means that all Commitments of the Lenders to extend credit under the Credit Agreement have irrevocably expired or been terminated and all Guaranteed Obligations have been fully, finally and indefeasibly paid in cash.

                  "Guaranteed Obligations" means all debts, liabilities and obligations of Borrower, whether now existing or hereafter incurred at any time or times, direct or indirect, absolute or contingent, secured or unsecured, arising under the Credit Agreement or any of the other Loan Documents, including without limitation all principal, interest, premiums, commitment fees, up- front fees, agency fees, legal fees or other fees and charges payable to the Beneficiaries by the Borrower, and all late charges, penalties and reasonable expenses of collection or enforcement or attempted collection or enforcement thereof, including reasonable fees and disbursements of legal counsel in connection therewith, whether within or apart from any legal action or proceeding.

                  "Loan Documents" means the Credit Agreement and any other agreement, document or instrument executed by the Borrower or any other Person, delivered to the Administrative Agent or any of the Lenders, and pertaining to any Guaranteed Obligations, as the same may hereafter be amended, modified, extended or restated from time to time.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, prospects or condition, financial or otherwise, of a Guarantor, (b) the ability of a Guarantor to perform any of its obligations under this Agreement, or (c) the rights or benefits available to the Beneficiaries under this Agreement.






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

                  1.2 Other capitalized terms used herein which are not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

                  1.3 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Sections, shall be construed to refer to Sections of this Agreement.

                  2. Guarantee.

                  2.1 Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees to each of the Beneficiaries the payment in full when due, by acceleration or otherwise, of all Guaranteed Obligations. If an Event of Default occurs and notice of demand for payment under this Agreement is given by the Administrative Agent or the Required Lenders to Guarantors, all liability of Guarantors under this Agreement shall become due and payable, without further notice or demand.

                  2.2 This Agreement constitutes a guarantee of payment and not merely a guarantee of collection. The Beneficiaries shall not be required to commence any action or proceeding to foreclose any security for the payment of the Guaranteed Obligations or to pursue or exhaust any remedies against the Borrower prior to the effectiveness of the Guarantors' obligation to pay the full amount of the Guaranteed Obligations.

                  2.3 This Agreement is a continuing guarantee and shall remain in full force and effect in respect of the Guarantors until the Discharge of the Guaranteed Obligations.

                  2.4 The Guarantors' liability hereunder is in addition to and independent of any other liabilities which the Guarantors have incurred or assumed, or may hereafter incur or assume, by way of endorsement, separate guarantee agreement, or in any other manner, with respect to all or any part of the Guaranteed Obligations. This Agreement does not supersede nor limit any such other liabilities of the Guarantors, and the Beneficiaries' rights and remedies under and pursuant to this Agreement and any such other liabilities are cumulative and may be exercised singly or concurrently.

                  3. Representation and Warranties.

                  The Guarantors jointly and severally represent and warrant that:

                  3.1 Each Guarantor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority and all licenses, permits and other approvals of any Governmental Authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing could not, individually or in the aggregate, have a Material Adverse Effect, and
(d) is in compliance with all applicable laws, rules and regulations except to the extent that the failure to comply therewith could not, individually or in the aggregate, have a Material Adverse Effect.

                  3.2 Each Guarantor has the corporate power and authority to make, deliver and perform this Agreement and all other Loan Documents to which it is a party, and has taken all necessary corporate action to





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


undertake and pay and perform all of its liabilities and obligations hereunder and has taken all necessary corporate action to authorize the execution, delivery, payment and performance hereof and thereof on the terms and conditions set forth herein and therein. No consent, approval or authorization of, filing with, notice to or other act by any Governmental Authority or any other Person is required by any Guarantor in connection with the execution, delivery and performance of this Agreement.

                  3.3 This Agreement has been duly executed and delivered on behalf of each Guarantor. This Agreement constitutes a legal, valid and binding obligation of each Guarantor enforceable against it in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought in equity or at law).

                  3.4 The execution, delivery and performance of this Agreement and other Loan Documents to which each Guarantor is a party will not violate any law, rule or regulation or any indenture, agreement or other instrument to which a Guarantor is a party or by which it or any of its property is bound and will not result in the creation or imposition of any Lien on any of its properties or revenues pursuant to any such law, rule or regulation or any such indenture, agreement or other instrument.

                  3.5 After giving effect to the liability incurred by it under this Agreement and the rights granted to it in Section 5 (including Guarantors' ability to realize upon the rights granted to it under Section 5), (a) the fair value of the assets of each Guarantor, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Guarantor will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Guarantor, on a going concern basis, will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Guarantor will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following such date. If, notwithstanding the foregoing, enforcement of the liability of any Guarantor under this Agreement for the full amount of the Guaranteed Obligations would be an unlawful or voidable transfer under any applicable fraudulent conveyance or fraudulent transfer law or any comparable law, then the liability of such Guarantor hereunder shall be reduced to the highest amount for which such liability may then be enforced without giving rise to an unlawful or voidable transfer under any such law.

                  4. Guarantee Absolute.

                  4.1 The obligations of the Guarantors hereunder are absolute, unconditional and irrevocable and shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense.

                  4.2 The Beneficiaries may at any time and from time to time without the consent of or notice of any kind to the Guarantors, and without regard to any demands or requests by the Guarantors, take any of the following acts, upon or without any terms or conditions and in whole or in part, without thereby incurring any liability to the Guarantors, impairing the Guarantors' obligations under this Agreement or releasing the Guarantors from this
Agreement:

                           (a) change the rate of interest, penalties, manner,
place or terms of payment, change or extend the time of payment of the Guaranteed Obligations, or renew, amend, alter or revoke any commitment, condition, covenant, Event of Default or other provision with respect to any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Agreement shall apply to such Guaranteed Obligations as so changed, extended, renewed, amended or altered;

                           (b) sell, exchange, release, surrender, realize upon
or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof;

                           (c) waive, consent, extend, grant indulgence,
compromise, release, discharge or exercise or refrain from exercising any right, remedy, power or privilege under or in respect of the Loan Documents or the Borrower or any other party directly or indirectly liable upon the Guaranteed Obligations;

                           (d) settle or compromise any Guaranteed Obligations,
any security therefor, or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of Borrower to creditors of Borrower;

                           (e) apply any sum by whomsoever paid or howsoever
realized to such debts, liabilities, obligations, interest, or expenses of collection owing by Borrower or the Guarantor to the Beneficiaries and in such order as the Beneficiaries may elect pursuant to any right of the Beneficiaries, whether guaranteed hereby or not, without regard to any rights of the Guarantor in respect to the application thereof, and regardless of what Guaranteed Obligations or other liability hereunder or portion thereof remains unpaid;

                           (f) omit to collect or enforce any collateral
security or other guarantees held by the Beneficiaries without regard to any demand or request by the Guarantor; or

                           (g) fail or omit to perfect any security interest in
any collateral for the payment of the Guaranteed Obligations.

                  4.3 This Agreement shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any of the following circumstances or conditions whatsoever:

                           (a) any failure, omission or delay on the part of the
Beneficiaries to comply with any term of the Loan Documents or any other agreement or instrument applicable to any of the parties to the Loan Documents;

                           (b) any bankruptcy, insolvency, reorganization,
arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Borrower or the Guarantors or any of their respective properties or any action taken by any trustee or receiver or by any court in any such proceeding; and

                           (c) any limitation on the liability or obligations of
the Borrower or any other Person under the Loan Documents or any other Person referred to therein, or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of the Loan Documents other than by reason of a Discharge of the Guaranteed Obligations.

                  4.4 Each Guarantor expressly waives any and all right to notice from the Beneficiaries, the Borrower or any other Person of:

                           (a) any notice of any adverse change in the
Borrower's financial condition or of any other fact which might increase the Guarantor's risk;

                           (b) all notices that may be required by statute, rule
of law or otherwise, now or hereafter in effect, to preserve intact any rights against the Guarantor, including without limitation, any demand, presentment and protest, proof of notice of nonpayment under the Loan Documents and notice of default or any failure on the part of Borrower or any other Person, to perform and comply with any covenant, agreement, term or condition of the Loan Documents;

                           (c) any notice of any assignment, sale, transfer,
participation or other disposition of any right, title or interest in the Loan Documents by the Beneficiaries;

                           (d) any requirement of diligence on the part of the
Beneficiaries or any other Person;

                           (e) any requirement to exhaust any remedies or to
mitigate the damages resulting from any Default under the Loan Documents; and

                           (f) any other circumstances whatsoever that might
otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against the Guarantor.

                  4.5 If claim is ever made upon a Beneficiary for repayment or recovery of any amount or amounts received by the Beneficiary in payment or on account of any of the Guaranteed Obligations, and such Beneficiary repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Beneficiary or any of the Beneficiary's property, or (b) any settlement or compromise of any such claim effected by the Beneficiary with any such claimant (including Borrower), then and in such event the Guarantors agree that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantors, and notwithstanding any termination hereof or the cancellation of any Guaranteed Obligations, the Guarantors shall be and remain liable to such Beneficiary hereunder for the amounts so repaid or recovered to the same extent as if such amount had never originally been received by the Beneficiary.

                  5. Reimbursement and Contribution Rights

                  5.1 Each Guarantor reserves the right to claim reimbursement from the Borrower for the entire amount of any payment made by such Guarantor on account of Guaranteed Obligations pursuant to this Agreement, but such Guarantor agrees that its claim for reimbursement shall not arise until, and is subject in all respects to, Discharge of the Guaranteed Obligations. Accordingly, each Guarantor agrees not to assert, sue upon, collect or otherwise enforce against the Borrower (by set-off or otherwise) any claim for reimbursement on account of any payment made by a Guarantor hereunder until Discharge of the Guaranteed Obligations.

                  5.2 Each Guarantor agrees that if the Borrower at any time fails to pay any reimbursement due to a Guarantor as contemplated in subsection
5.1 and such failure continues for a period of 60 days after Discharge of the Guaranteed Obligations, then if and to the extent any such unreimbursed payment due to such Guarantor under this Agreement is such that the Aggregate Unreimbursed Payments of such Guarantor are greater than its Fair Share of the Aggregate Unreimbursed Payments of All Guarantors, the Guarantor shall be entitled to a contribution from each other guarantor in the amount necessary to cause Guarantor's Aggregate Unreimbursed Payments to equal its Fair Share. For these purposes:

                           (i) "Fair Share" means an amount equal to (i) the
ratio of (x) the Adjusted Maximum Amount of a Guarantor to (y) the Adjusted Maximum Amounts of All Guarantors, multiplied by (ii) the Aggregate Unreimbursed Payments of All Guarantors.

                           (ii) "Adjusted Maximum Amount" means the maximum
aggregate amount of the liability of a Guarantor under this Subsidiary Guarantee Agreement limited to the extent required under subsection 3.5 (except that, for purposes solely of this calculation, any assets or liabilities arising by virtue of any rights to or obligations of reimbursement or contribution under this subsection 5.2 shall not be counted as assets or liabilities of such Guarantor).

                           (iii) "Aggregate Unreimbursed Payments" means, with
respect to a Person as of any date of determination, the aggregate net amount of all payments made on or before such date by such Person under this Subsidiary Guarantee Agreement or any other written instrument providing for the guarantee of the Guaranteed Obligations for which reimbursement by the Borrower to such Person is then due and payable as contemplated in subsection 5.1 but has not been paid.

                           (iv) "All Guarantors" means the Guarantors under this
Agreement and any other Person who has entered into a written instrument agreeing to guarantee the Guaranteed Obligations.

The allocation and right of contribution among the Guarantors set forth in this subsection 5.2 shall not in any respect limit the Guarantors' liability under this Subsidiary Guarantee Agreement to the Beneficiaries.

                  5.3 Guarantors hereby waive, release and discharge, absolutely, unconditionally, irrevocably and forever, all rights of recourse, reimbursement, contribution or indemnity and all other claims that Guarantors might otherwise have or acquire against Borrower or any other Person liable for the payment of any of the Guaranteed Obligations (including, without limitation, the owner of any interest in collateral subject to a Lien securing any of the Guaranteed Obligations) and all rights of subrogation that Guarantors might otherwise have or acquire against any Beneficiary by reason of any payment made by Guarantors under this Agreement or otherwise as a result of or in connection with this Agreement, whether such rights or claims are conferred by agreement, implied or created by law or otherwise, except only the reimbursement rights reserved by Guarantors in subsection 5.1 and the contribution rights granted to Guarantors under subsection 5.2.

                  6. Setoff. In the event that any amount becomes due and payable hereunder and the Beneficiaries shall have demanded payment thereof from Guarantors, in addition to all other rights and remedies, the Beneficiaries and each and every affiliate of the Beneficiaries (and any Person holding a participation interest in any of the Guaranteed Obligations) is hereby irrevocably authorized, without prior notice to the Guarantors, to set off any balances held for the account of or any other liability owing by the Beneficiaries or any such affiliate or participant to Guarantors at any of their offices against any of the Guaranteed Obligations, as the Beneficiaries or such affiliate or participant may elect.

                  7. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the Guarantors hereto shall be in writing (including teletransmissions), shall be given or made at the address or telecopier number set forth on the signature page hereto, or at such other address or telecopier number as Guarantors may hereafter specify to the Administrative Agent in writing, and (unless otherwise specified herein) shall be deemed delivered on receipt if teletransmitted or delivered by hand or five Business Days after mailing, and all mailed notices shall be by registered mail, postage prepaid.

                  8. Expenses. Guarantors shall be jointly and severally liable to the Beneficiaries and shall pay to the Beneficiaries immediately on demand all costs and expenses of the Beneficiaries, including all reasonable fees and disbursements of the Beneficiaries' counsel incurred in the collection or enforcement or attempted collection or attempted enforcement of the Beneficiaries' rights under this Agreement.

                  9. No Waiver of Remedies. No failure to exercise and no delay in exercising, on the part of the Beneficiaries, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to any conflicts-of-laws rules.

                  11. Entire Agreement; Modifications. This Agreement contains the entire agreement between the Beneficiaries and the Guarantors with respect to all subject matters contained herein. This Agreement cannot be amended, modified or changed in any way except by a written instrument executed by Guarantors and accepted by the Administrative Agent.

                  12. Successors and Assigns. The covenants, representations, warranties and agreements herein set forth shall be binding upon the Guarantors and their successors and assigns and shall inure to the benefit of the Beneficiaries, their successors and assigns.

                  13. Severability. The unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

                  14. Jurisdiction and Venue. For purposes of this Agreement, each of the Guarantors and the Beneficiaries hereby irrevocably consents and submits to the nonexclusive jurisdiction and venue of all federal and state courts located in the State of New York. At the Beneficiaries' option, the Guarantors may be joined in any action or proceeding commenced by the Beneficiaries against Borrower in connection with or based on the Loan Documents to which Borrower is a party, or any provision of any thereof, and recovery may be had against the Guarantors in such action or proceeding or in any independent action or proceeding against the Guarantors, without any requirement that the Beneficiaries first assert, prosecute or exhaust any remedy or claim against Borrower. Each Guarantor and each Beneficiary hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of, under or relating to this Agreement or any Loan Document brought in any federal or state court located in the State of New York, and hereby further irrevocably waives (to the fullest extent permitted by applicable law) any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Section shall affect any right that the Beneficiaries may otherwise have to bring any action or proceeding relating to this Agreement against any Guarantor or its properties in any jurisdiction in which it may lawfully do so, provided that no such action or proceeding may be commenced in a court located outside the United States except an action or proceeding to enforce a judgment rendered by a court in the United States in the courts of another jurisdiction. EACH GUARANTOR AND EACH BENEFICIARY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT.

                  IN WITNESS WHEREOF, the Guarantors have executed this Subsidiary Guarantee Agreement as of the date first written above.

                                       BUFFALO CHINA, INC.


                                       By: /s/ PETER J. KALLET
                                           ------------------------------
                                       Name:
                                       Title:
                                       Address: 163-181 Kenwood Ave.
                                                Oneida, New York 13421
                                       Telecopier (fax) #: (315) 361-3700


                                       THC SYSTEMS INC.


                                       By: /s/ PETER J. KALLET
                                           ------------------------------
                                       Name:
                                       Title:
                                       Address: 163-181 Kenwood Ave.
                                                Oneida, New York  13421
                                       Telecopier (fax) #: (315) 361-3700


                                       ENCORE PROMOTIONS, INC.

                                       By: /s/ PETER J. KALLET
                                           ------------------------------
                                       Name:
                                       Title:
                                       Address: 163-181 Kenwood Ave.
                                                Oneida, New York  13421
                                       Telecopier (fax) #: (315) 361-3700

================================================================================

                                                                       EXHIBIT D

                       SUBSIDIARY SUBORDINATION AGREEMENT

         This Subsidiary Subordination Agreement (the "Agreement"), dated as of June 2, 2000, is among ONEIDA LTD., a New York corporation ("Borrower"), BUFFALO CHINA, INC., ENCORE PROMOTIONS, INC., and THC SYSTEMS, INC., each a New York corporation (individually, a "Guarantor" and, collectively, the "Guarantors"), and THE CHASE MANHATTAN BANK, as Administrative Agent (the "Administrative Agent") for the Lenders which now or hereafter become parties to the Credit Agreement referred to below (collectively referred to as the "Lenders").

                                    RECITALS

         A. The Lenders, the Administrative Agent and Borrower are parties to a Credit Agreement dated as of June 2, 2000 (as amended, modified or restated from time to time, the "Credit Agreement") establishing a senior unsecured revolving credit facility in an aggregate amount of up to $275,000,000 (which amount may be increased, under certain circumstances, to $285,000,000) in accordance with the terms of the Credit Agreement.

         B. Guarantors are subsidiaries of Borrower. Each of the Guarantors has executed and delivered to the Administrative Agent a Subsidiary Guarantee Agreement dated as of the date hereof (the "Guarantee Agreement") guarantying repayment of the Borrower's obligations under the Credit Agreement.

         D. Borrower from time to time extends credit to the Guarantors in the form of loans, advances, accounts receivable, administrative services and expenses, and other inter-company accommodations made by the Borrower to the Guarantors.

         F. The Lenders, as a condition to entering into the Credit Agreement and providing the loans and advances thereunder, have required the Borrower and the Guarantors to execute and deliver this Agreement.

         NOW, THEREFORE, in order to induce the Lenders to enter into the Credit Agreement and in consideration thereof, the Borrower and the Guarantors agree as follows:

         1. Definitions.

                  1.1 As used herein, the following terms shall have the following meanings:

                  "Credit Agreement" shall have the meaning given such term in the Recitals.

                  "Event of Default" shall mean an Event of Default as defined in the Credit Agreement (after giving effect to any applicable cure period) which is not waived in writing by the Required Lenders.

                  "Guarantee Agreement" shall have the meaning given to such term in the Recitals.

                  "Guaranteed Obligations" shall have the meaning given to such term in the Guarantee Agreement.

                   "Loan Documents" shall mean all credit accommodations, notes, note agreements, and any other agreements and documents, now or hereafter existing, creating, evidencing, guarantying, securing or relating to any or all of the Senior Liabilities, together with all amendments, modifications, renewals, or extensions thereof.

                  "Required Lenders" Shall have the meaning given to such term in the Credit Agreement.

                   "Senior Liabilities" shall mean all liabilities of the Guarantors to the Administrative Agent and the Lenders under the Guarantee Agreements, including, without limitation, the principal amount of all Guaranteed Obligations and all interest payable in respect thereof, together with all fees, late charges, premiums, costs and expenses payable under the Guarantee Agreements.

                   "Subordinated Liabilities" shall mean all liabilities of each of the Guarantors to the Borrower for loans, advances, accounts receivable, administrative services and expenses, and all other inter-company accommodations, including, without limitation, all amounts in the inter-company account maintained by Borrower on behalf of each of the Guarantors.

                   "Subordinated Loan Documents" shall mean all credit accommodations, notes, loan agreements and any other agreements and documents, now or hereafter existing, creating, evidencing, guarantying, securing or relating to any or all of the Subordinated Liabilities, together with all amendments, modifications, renewals or extensions thereof.

                  1.2 Other capitalized terms used herein which are not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

                  1.3 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Sections, shall be construed to refer to Sections of this Agreement.

          2.      Subordination.

                  2.1 Subordination to Senior Liabilities. Except as set forth in Section 2.2 of this Agreement or as the Required Lenders may hereinafter otherwise expressly consent in writing, the payment of all Subordinated Liabilities shall be postponed and subordinated to the payment in full of all Senior Liabilities, and no payments or other distributions whatsoever, including, without limitation, payments of interest in respect of any Subordinated Liabilities, shall be made, nor shall any property or assets of the Guarantors be applied to the purchase or other acquisition or retirement of any Subordinated Liabilities, nor given as collateral security to secure repayment of same.

                  2.2 Permitted Payments. Notwithstanding anything in Section
2.1 to the contrary, until such time as an Event of Default occurs, Guarantors may make, and Borrower may receive, payments of principal and interest on account of Subordinated Liabilities in a manner consistent with past practice. Upon the occurrence of an Event of Default, all payments on account of Subordinated Liabilities shall automatically cease, and Guarantors shall not make, and Borrower shall not receive, any such payments unless the Lenders shall expressly consent thereto in writing.

                  2.3 Rights of Lenders to Collect Subordinated Liabilities. In the event of, and commencing with the date thereof, any dissolution, winding up, liquidation, reorganization or other similar proceedings relating to any Guarantor or to its creditors or its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of a Guarantor, or any sale of all or substantially all of the assets of a Guarantor), the Senior Liabilities shall first be paid in full before the Borrower shall be entitled to receive and/or to retain any payment or distribution in respect of the Subordinated Liabilities, and in order to implement the foregoing: (i) all payments and distributions of any kind or character in respect of the Subordinated Liabilities to which the Borrower would be entitled but for the provisions of this Agreement will be made directly to the Lenders; and (ii) the Borrower shall promptly file a claim or claims, in the form required in such proceedings, for the full outstanding amount of the Subordinated Liabilities, and shall cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Lenders.

                  2.4 Protection of Lenders' Rights in Subordinated Liabilities. In the event that, after the occurrence of an Event of Default, the Borrower receives any payment or other distribution of any kind or character from any Guarantor or any other source whatsoever in respect of any of the Subordinated Liabilities, other than as expressly permitted by the terms of this Agreement, such payment or other distribution shall be received in trust for the Lenders and promptly turned over by the Borrower to the Administrative Agent. The Borrower will cause to be clearly inserted in any promissory note or other instrument which at any time evidences any of the Subordinated Liabilities a statement to the effect that the payment thereof is subordinated in accordance with the terms of this Agreement. The Borrower will execute such further documents and instruments and take such further action as the Lenders may from time to time reasonably request to carry out the intent of this Agreement. The Borrower hereby irrevocably appoints the Administrative Agent its attorney in fact, said appointment being coupled with an interest, to execute such further documents and instruments and take such further action on behalf of the Borrower as the Administrative Agent may from time to time deem reasonable to carry out the intent of this Agreement, including, without limitation, the actions set forth in Section 2.3 hereof.

                  2.5 Treatment of Payment of Subordinated Liabilities. All payments and distributions received by the Lenders in respect of the Subordinated Liabilities, to the extent received in or converted into cash, may be applied by the Lenders first to the payment of any and all expenses (including attorneys' fees and disbursements and the allocated fees, expenses and cost of in-house counsel) paid or incurred by the Administrative Agent or the Lenders in enforcing this Agreement or in endeavoring to collect or realize upon any of the Subordinated Liabilities, and any balance thereof shall be applied by the Administrative Agent toward the payment of the Senior Liabilities in accordance with the terms of the Credit Agreement.

                  2.6 Prohibition on Changes in Subordinated Liabilities. The Borrower will not, without the prior written consent of the Lenders: (i) cancel, waive, or forgive any Subordinated Liabilities or any rights in respect thereof, or (ii) convert any Subordinated Liabilities into capital stock of the Guarantors.

                  2.7 Continuing Agreement. This Agreement shall in all respects be a continuing agreement and shall remain in full force and effect until all Senior Liabilities have been paid in full.

                  2.8 Permitted Changes in Senior Liabilities. The Lenders may, from time to time, take any or all of the following actions without affecting the subordination set forth in this Agreement: (i) retain or obtain a security interest in any property to secure any of the Senior Liabilities; (ii) retain or obtain the primary or secondary obligation of any other person with respect to any of the Senior Liabilities; (iii) extend, renew, alter or exchange any of the Senior Liabilities; (iv) release or compromise any obligation of any nature of any Guarantor with respect to any of the Senior Liabilities; and (v) release any security interest or lien in, allow a security interest or lien to be unperfected, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend, renew or release, compromise, alter or exchange any obligations of any nature of any Guarantor with respect to any such property.

          3. Representations and Warranties. Each of the Borrower and each Guarantor hereby represents and warrants that: (i) it has the necessary power and capacity to make and perform this Agreement and such making and performance have been duly authorized by all necessary corporate action; (ii) the making and performance of this Agreement does not and will not violate any provision of law or regulation or result in the breach of, or constitute a default or require any consent under, any indenture or other agreement or instrument to which it is a party or by which any of its properties may be bound; and (iii) this Agreement is the legal, valid and binding obligation of the Borrower and each Guarantor, enforceable in accordance with its terms.

          4. Additional Subordinated Liabilities. If, under the terms of the Credit Agreement, any other Material Domestic Subsidiary of Borrower (as that term is defined in the Credit Agreement) becomes obligated to deliver to the Administrative Agent a written guarantee of amounts due under the Credit Agreement, Borrower agrees to subordinate all liabilities of such Subsidiary to the Borrower for loans, advances, accounts receivable, administrative services and expenses and other inter-company accommodations to the prior payment of the such Subsidiary's liability under the written guarantee. Borrower agrees to execute, and to cause such Subsidiary to execute, a subordination agreement in form and substance similar to this Agreement.

          5.       Miscellaneous.

                   5.1 Remedies Cumulative: No Waiver. The rights, powers and remedies of the Administrative Agent and the Lenders provided in this Agreement and any of the Loan Documents are cumulative and not exclusive of any right, power or remedy provided by law or equity. No failure or delay on the part of the Administrative Agent or the Lenders in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

                   5.2 Notices. Notices and communications under this Agreement shall be in writing and shall be given by: (i) hand delivery, (ii) first class mail (postage prepaid), or (iii) reliable overnight commercial courier (charges prepaid). Notice by overnight courier shall be deemed to have been given and received on the date scheduled for delivery. Notice by mail shall be deemed to have been given and received three (3) calendar days after the date first deposited in the United States mail. Notice by hand delivery shall be deemed to have been given and received upon delivery. All notices to the Lenders shall be addressed to the Administrative Agent. Notices shall be sent or delivered to the addresses of the parties set forth in the Credit Agreement or Guarantee Agreements, as the case may be.

                  5.3 Governing Law. This Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York without reference to conflict of laws principles.

                  5.4 Integration; Amendment. This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof, shall be effective unless set forth in writing and signed by the parties hereto.

                  5.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and permitted assigns.

                  5.6 Severability. The illegality, unenforceability or inconsistency of any provision of this Agreement shall not affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement.

                  5.7 Judicial Proceedings; Waivers. For purposes of this Agreement, the parties hereby irrevocably consent and submit to the nonexclusive jurisdiction and venue of all federal and state courts located in the State of New York. Each party hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of, under or relating to this Agreement or any Loan Document brought in any federal or state court located in the State of New York, and hereby further irrevocably waives (to the fullest extent permitted by applicable law) any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Section shall affect any right that the Administrative Agent and the Lenders may otherwise have to bring any action or proceeding relating to this Agreement against any Guarantor or its properties in any jurisdiction in which it may lawfully do so, provided that no such action or proceeding may be commenced in a court located outside the

United States except an action or proceeding to enforce a judgment rendered by a court in the United States in the courts of another jurisdiction. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT.

                  5.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.



                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date set forth above.

                              ONEIDA LTD.


                              By:  /s/ EDWARD W. THOMA
                                   -------------------
                                       Edward W. Thoma
                                       Corporate Senior Vice President, Finance


                              BUFFALO CHINA, INC.


                              By:  /s/ PETER J. KALLET
                                   -------------------
                              Title:____________________________________


                              THC SYSTEMS, INC.


                              By:  /s/ PETER J. KALLET
                                   -------------------
                              Title:____________________________________


                              ENCORE PROMOTIONS, INC.


                              By: /s/ PETER J. KALLET
                                  -------------------
                              Title: ___________________________________


                              THE CHASE MANHATTAN BANK,
                              as Administrative Agent


                              By:  /s/ JOSEPH H. ODDO, JR.
                                   -----------------------
                                       Joseph H. Oddo, Jr.
                                       Vice President

================================================================================

                                                                       EXHIBIT E
                                SHARING AGREEMENT


         SHARING AGREEMENT dated as of June 2, 2000 among The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent"), the financial institutions that are parties to the Credit Agreement referred to below (each such institution is referred to herein as a "Lender" and. Together with the Adminstrative Agent, are collectively referred to herein as "Lenders") and Allstate Life Insurance Company, Allstate Insurance Company and Pacific Mutual Life Insurance Company (each institution is referred to herein either as a "1992 Noteholder" (as defined in Recital A below) or a "1996 Noteholder" (as defined in Recital A below)) and the 1992 Noteholders and the 1996 Noteholders and the Lenders are individually referred to herein as a "Creditor" and are collectively referred to herein as the "Creditors").

                                    RECITALS:

         A. Under and pursuant to a Note Agreement dated as of November 15, 1996 (as such agreement may be modified, amended, renewed or replaced, the "1996 Note Agreement"), between THC Systems, Inc., a New York corporation, Oneida Ltd., a New York corporation (the "Parent"), and Allstate Life Insurance Company, Allstate Insurance Company and Pacific Mutual Life Insurance Company (the "1996 Noteholders"), THC Systems, Inc. has issued and sold to the 1996 Noteholders $35,000,000 aggregate principal amount of its 7.49% Senior Notes due November 1, 2008 (the "1996 Notes"). Under and pursuant to a Note Agreement dated as of January 1, 1992 (as such agreement may be modified, amended, renewed or replaced, the "1992 Note Agreement") between the Parent, Allstate Life Insurance Company and Pacific Mutual Life Insurance Company (the "1992 Noteholders"), the Parent has issued and sold to the 1992 Noteholders $30,000,000 principal amount of its 8.52% Senior Notes due January 15, 2002 (the "1992 Notes") (the 1992 Note Agreement and the 1996 Note Agreement being collectively referred to as the "Note Agreements" and the 1992 Notes and the 1996 Notes being hereinafter collectively referred to as the "Notes").

         B. Under and pursuant to that certain Credit Agreement dated as of June 2, 2000 (as such agreement may be modified, amended, renewed or replaced, including any increase in the amount thereof, the "Credit Agreement") among the Parent and the Lenders, the Lenders have made available to the Parent certain credit facilities in a current aggregate principal amount up to $285,000,000 (all amounts outstanding in respect of said credit facilities being hereinafter collectively referred to as the "Loans").

         C. In connection with the execution of the Bank Credit Agreement and as support for the Loans made thereunder, THC Systems, Inc., Buffalo China, Inc. and Encore Promotions, Inc., each of which are wholly-owned subsidiaries of the Parent (together with any other subsidiaries of the Parent required from time to time to execute and deliver a subsidiary guarantee pursuant to the provisions of the 1992 Note Agreement, the 1996 Note Agreement or the Credit Agreement, collectively, the "Subsidiary Guarantors") have guaranteed to the Lenders the payment of the Loans and all other obligations of the Parent arising in connection with the transactions contemplated by the Credit Agreement under certain subsidiary guarantees (as such guarantees may be modified, amended, renewed or replaced, including any increase in the amount thereof, and together with any other subsidiary guarantee executed and delivered from time to time pursuant to the provisions of the Credit Agreement, collectively, the "Lender Guaranty").

         D. The Subsidiary Guarantors have entered into subsidiary guarantees dated as of various dates with respect to the 1992 Notes and the 1996 Notes (as such subsidiary guarantees may be modified, amended, renewed or replaced and, together with any other subsidiary guarantee executed and delivered from time to time pursuant to the provisions of the Note Agreements, collectively, the "Noteholder Guaranty") pursuant to which (a) Buffalo China, Inc. and Encore Promotions, Inc. have guaranteed to the holders of the 1996 Notes the payment of the principal of, premium, if any, and interest on the 1996 Notes and the payment of all other obligations of THC Systems, Inc. arising in connection with the transactions contemplated by the 1996 Note Agreement and (b) Buffalo China, Inc.,

THC Systems, Inc. and Encore Promotions, Inc. have guaranteed to the holders of the 1992 Notes the payment of the principal of, premium, if any, and interest on the 1992 Notes and the payment of all other obligations of the Parent arising in connection with the transactions contemplated by the 1992 Note Agreement. The Lender Guaranty and the Noteholder Guaranty are each hereinafter referred to as a "Subsidiary Guarantee".

         E. In consideration of the mutual benefit to be provided hereby and intending to be legally bound, the Lenders and the Noteholders have agreed to enter into this Agreement.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.        DEFINITIONS.

         The following terms shall have the meanings assigned to them below in this SS.1 or in the provisions of this Agreement referred to below:

         "Bankruptcy Proceeding" shall mean, with respect to any person, a general assignment of such person for the benefit of its creditors, or the institution by or against such person of any proceeding seeking relief as debtor, or seeking to adjudicate such person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such person or for any substantial part of its property.

         "Credit Agreement" shall have the meaning assigned thereto in the Recitals hereof.

         "Creditor" shall have the meaning assigned thereto in the introductory paragraph hereto.

         "Excess Sharing Payment" shall mean as to any Creditor an amount equal to the Sharing Payment received by such Creditor less the Pro Rata Share of Sharing Payments to which such Creditor is then entitled.

         "Lender" shall have the meaning assigned thereto in the introductory paragraph hereto.

         "Lender Guaranty" shall have the meaning assigned thereto in the Recitals hereof.

         "Loans" shall have the meaning assigned thereto in the Recitals hereof.

         "1992 Notes" shall have the meaning assigned thereto in the Recitals hereof.

         "1992 Note Agreement" shall have the meaning assigned thereto in the Recitals hereof.

         "1996 Notes" shall have the meaning assigned thereto in the Recitals hereof.

         "1996 Note Agreement" shall have the meaning assigned thereto in the Recitals hereof.

         "Noteholder" shall have the meaning assigned thereto in the introductory paragraph hereto.

         "Noteholder Guaranty" shall have the meaning assigned thereto in the Recitals hereof.

         "Notes" shall have the meaning assigned thereto in the Recitals hereof.

         "Parent" shall have the meaning assigned thereto in the Recitals hereof.

         "Pro Rata Share of Sharing Payments" shall mean as of the date of any Sharing Payment to a Creditor an amount equal to the product obtained by multiplying (x) the amount of all Sharing Payments made to all Creditors concurrently with the payments to such Creditors in connection with the collection of such Sharing Payments by (y) fraction, the numerator of which shall be the Specified Amount owing to such Creditor, and the denominator of which is the aggregate amount of all outstanding Subject Obligations (without giving effect in the denominator to the application of any such Sharing Payments).

         "Receiving Creditor" shall have the meaning assigned thereto in Section 2.

         "Sharing Payment" shall have the meaning assigned thereto in Section 2.

         "Specified Amount" shall mean as to any Creditor the aggregate amount of the Subject Obligations owed to such Creditor.

         "Subject Obligations" shall mean all principal of, premium, if any, and interest on, the Notes and the Loans and all other obligations of THC Systems, Inc. or the Parent under or in respect of the Notes and the Loans and under the Note Agreements and the Credit Agreement; provided that any amount of such Subject Obligations which is not allowed as a claim enforceable against the Parent or THC Systems, Inc. in a Bankruptcy Proceeding under applicable law shall be excluded from the computation of "Subject Obligations" hereunder.

         "Subsidiary Guarantors" shall have the meaning assigned thereto in the Recitals hereof.

         "Subsidiary Guarantee" shall have the meaning assigned thereto in the Recitals hereof.

Section 2.        SHARING OF RECOVERIES.

         Each Creditor hereby agrees with each other Creditor that (a) payments made pursuant to terms of a Subsidiary Guarantee or (b) payments (other than regularly scheduled payments of principal and interest) made with respect to the 1996 Notes by THC Systems, Inc. (collectively, "Sharing Payments" or individually, a "Sharing Payment") (x) within 90 days prior to the commencement of a Bankruptcy Proceeding or at any time thereafter with respect to any Subsidiary Guarantor or THC Systems, Inc. (with respect to the 1996 Note Agreement) or the Parent or (y) following the acceleration of the 1992 Notes or the 1996 Notes or the Loans, shall be shared so that each Creditor shall receive its Pro Rata Share of Sharing Payments. Accordingly, each Creditor hereby agrees that in the event (a) an event described in clauses (x) or (y) above shall have occurred, (b) any Creditor shall receive a Sharing Payment (a "Receiving Creditor"), and (c) any other Creditor shall not concurrently receive its Pro Rata Share of Sharing Payments from the same Subsidiary Guarantor or THC Systems, Inc. in connection with Sharing Payments made pursuant to clause (b) above, then the Receiving Creditor shall promptly remit the Excess Sharing Payment to each other Creditor who shall then be entitled thereto so that after giving effect to such payment (and any other payments then being made by any other Receiving Creditor pursuant to this Section 2) each Creditor shall have received its Pro Rata Share of Sharing Payments.

         Any such payments shall be deemed to be and shall be made in consideration of the purchase for cash at face value, but without recourse, ratably from the other Creditors of such amount of the 1992 Notes or the 1996 Notes or Loans (or interest therein), as the case may be, to the extent necessary to cause such Creditor to share such Excess Sharing Payment with the other Creditors as hereinabove provided; provided, however, that if any such purchase or payment is made by any Receiving Creditor and if such Excess Sharing Payment or part thereof is thereafter recovered from such Receiving Creditor by any Subsidiary Guarantor or by THC Systems, Inc. in connection with Sharing Payments made pursuant to clause (b) of the preceding paragraph (including, without limitation, by any trustee in bankruptcy of any Subsidiary Guarantor or any creditor thereof), the related purchase from the other Creditors shall be rescinded ratably and the purchase price restored as to the portion of such Excess Sharing Payment so recovered, but without interest; and provided further nothing herein contained shall obligate any Creditor to resort to any setoff, application of deposit balance or other means of payment or avail itself of any recourse by resort to any property of THC Systems, Inc. or the Parent or any Subsidiary Guarantor, the taking of any such action to remain within the absolute discretion of such Creditor without obligation of any kind to other Creditors to take any such action.

Section 3.        AGREEMENTS AMONG THE CREDITORS.

         Section 3.1. Independent Actions by Creditors. Nothing contained in this Agreement shall prohibit any Creditor from accelerating the maturity of, or demanding payment from any Subsidiary Guarantor on, any Subject Obligation of the Parent or THC Systems, Inc. to such Creditor or from instituting legal action against THC Systems, Inc. or the Parent or any Subsidiary Guarantor or THC Systems, Inc. in connection with a Sharing Payment to obtain a judgment or other legal process in respect of such Subject Obligation, but any funds received from any Subsidiary Guarantor or THC Systems, Inc. in connection with a Sharing Payment in connection with any recovery therefrom shall be subject to the terms of this Agreement.

         Section 3.2. Relation of Creditors. This Agreement is entered into solely for the purpose set forth herein, and no Creditor assumes any responsibility to any other party hereto to advise such other party of information known to such other party regarding the financial condition of the Parent, THC Systems, Inc. or any Subsidiary Guarantor or of any other circumstances bearing upon the risk of nonpayment of any Subject Obligation. Each Creditor specifically acknowledges and agrees that nothing contained in this Agreement is or is intended to be for the benefit of THC Systems, Inc. or the Parent or any Subsidiary Guarantor and nothing contained herein shall limit or in any way modify any of the obligations of THC Systems, Inc. or the Parent or any Subsidiary Guarantor to the Creditors.

SECTION 4.        MISCELLANEOUS

         Section 4.1. Entire Agreement. This Agreement represents the entire Agreement among the Creditors and, except as otherwise provided, this Agreement may not be altered, amended or modified except in a writing executed by all parties to this Agreement.

         Section 4.2. Notices. Notices hereunder shall be given to the Creditors at their addresses as set forth in the Note Agreements or the Credit Agreement, as the case may be, or at such other address as may be designated by each in a written notice to the other parties hereto.

         Section 4.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the Creditors and their respective successors and assigns (including, without limitation, any holder of a participation interest in any Subject Obligation), whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any future holder or holders of any Subject Obligations, and the term "Creditor" shall include any such subsequent holder of Subject Obligations, wherever the context permits.

         Section 4.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

         Section 4.5. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 4.6. Sale of Interest. No Creditor will sell, transfer or otherwise dispose of any interest in the Subject Obligations unless such purchaser or transferee shall agree, in writing, to be bound by the terms of this Agreement.

         Section 4.7. Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.




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


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date set forth above.


                                           ALLSTATE LIFE INSURANCE COMPANY

                                           By: /s/ RONALD A. MENDEL
                                               ---------------------------------

                                           By: /s/ PATRICIA W. WILSON
                                               ---------------------------------
                                                       Authorized Signatories


                                           ALLSTATE INSURANCE COMPANY

                                           By: /s/ RONALD A. MENDEL
                                               ---------------------------------

                                           By: /s/ PATRICIA W. WILSON
                                               ---------------------------------
                                                       Authorized Signatories


                                           PACIFIC MUTUAL LIFE INSURANCE COMPANY

                                           By: /s/ CATHY SCHWARTZ
                                               ---------------------------------


                                           By: /s/ PETER S. FIEK
                                               ---------------------------------

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date set forth above.


                                       THE CHASE MANHATTAN BANK
                                       (as Administrative Agent and as Lender)

                                       By: /s/ JOSEPH H. ODDO, JR.
                                           -------------------------------
                                       Title: Vice President

                                       HSBC BANK, USA

                                       By: /s/ JOHN R. PENNISI
                                           -------------------------------
                                       Title: Vice President

                                       MANUFACTURERS AND TRADERS TRUST
                                       COMPANY

                                       By: /s/ DANA C. LOUCKS
                                           -------------------------------
                                       Title: Banking Officer

                                       FLEET NATIONAL BANK

                                       By:  /s/ DAVID A. KAVNEY
                                           -------------------------------
                                       Title: Vice President

                                       BANK OF AMERICA, N.A.,

                                       By: /s/ LISA B. CHOI
                                           -------------------------------
                                       Title: Vice President

                                       THE BANK OF NOVA SCOTIA

                                       By: /s/ TODD S. MELLER
                                           -------------------------------
                                       Title Managing Director

                                       EUROPEAN AMERICAN BANK

                                       By: /s/ MARK SAEGER
                                           -------------------------------
                                       Title: Vice President

                                       BANCA NAZIONALE DEL LAVORO

                                       By: /s/ GIULIO GIOVINE
                                           -------------------------------
                                             Title: Vice President

                                       By: /s/ LEONARDO VALENTINI
                                           -------------------------------
                                       Title: First Vice President

                                  SCHEDULE 2.01

                              Lenders' Commitments


                  Name of Lender                         Amount of Commitment
                  --------------                         --------------------
                  The Chase Manhattan Bank                  $   45,000,000

                  Bank of America, N.A.                     $   35,000,000

                  Fleet National Bank                       $   45,000,000

                  HSBC Bank, USA                            $   45,000,000

                  Manufacturers and Traders
                     Trust Company                          $   40,000,000

                  Bank of Nova Scotia                       $   35,000,000

                  European American Bank                    $   15,000,000

                  Banca Nazionale Del Lavoro                $   15,000,000
                                                               -----------

                           TOTAL                            $  275,000,000
                                                               ===========